Exhibit 10.5

MASTEC, INC.
____________
AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN

MASTEC, INC.
__________________
AMENDED AND RESTATED 2011 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.
The Plan was originally adopted by the Board, effective July 1, 2011, and approved by the Company’s shareholders on May 5, 2011 at the Company’s 2011 Annual Meeting of Shareholders. The Plan was subsequently amended and restated effective July 1, 2013 and October 15, 2015. This amendment and restatement of the Plan shall be effective as of January 1, 2021 (the “Restatement Effective Date”).
2.Definitions.
a)    “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than one (1) calendar day prior to the Offering Date thereof.
b)    “Board” means the Board of Directors of the Company.
c)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.
d)    “Committee” means the Compensation Committee of the Board or, if no such Committee exists, then the Board.
e)    “Common Stock” means the Company’s common stock, par value $.10 per share.
f)    “Company” means MasTec, Inc., a Florida corporation.
g)    “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.
h)    “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
i)    “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.
j)    “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week.
k)    “Entry Date” means the first day of each Offering Period.
l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
m)    “Exercise Date” means the last Trading Day of each Offering Period.
n)    Reserved.
o)    “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

p)    “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).
q)    “First Offering Date” means July 1, 2011.
r)     “Insider Trading Policy” means Company’s Statement of Company Policy Regarding Insider Trading as in effect from time to time.
s)     “MNPI” means material non-public information (“MNPI”) relating to the Company.
t)    “Offering Date” means the first Trading Day of each Offering Period.
u)    “Offering Period” means, with respect to the Offering Period that begins on January 1, 2021, the period beginning on January 1, 2021 and ending on January 13, 2021. With respect to Offering Periods that begin on or after January 14, 2021, each fourteen (14) calendar day period that begins every second succeeding Thursday and ends fourteen (14) days later on the second succeeding Wednesday, beginning with the Thursday occurring on January 14, 2021. For example, the first Offering Period that begins after January 13, 2021, shall begin on Thursday, January 14, 2021 and end on Wednesday, January 27, 2021, the next Offering Period shall begin on Thursday, January 28, 2021 and end on Wednesday, February 10, 2021, and the next Offering Period shall begin on Thursday, February 11, 2021 and end on Wednesday, February 24, 2021, and subsequent Offering Periods shall continue as described in this Section 2(u). Each Offering Period shall be subject to adjustment as provided in Section 4(b).
v)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.
w)    “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.
x)    “Plan” means this MasTec, Inc. Amended and Restated 2011 Employee Stock Purchase Plan.
y)    “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6 hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.
z)    “Payroll Deduction Period” means, with respect to the Offering Period that begins on January 1, 2021 and ends on January 13, 2021, the period beginning on January 1, 2021 and ending on January 8, 2021, and with respect to Offering Periods that begin on or after January 14, 2021, the twelve (12) calendar day period that begins every Monday that immediately precedes the first day of the Offering Period to which the Payroll Deduction Period applies, and ends on the Friday that immediately precedes the last day of the Offering Period to which the Payroll Deduction Period applies. For example, the Payroll Deduction Period that applies to the Offering Period that begins on January 14, 2021 shall begin on Monday, January 11, 2021 and end on Friday, January 22, 2021, and the Payroll Deduction Period that applies to the Offering Period that begins on January 28, 2021, shall begin on Monday, January 25, 2021 and end on Friday, February 5, 2021, and subsequent Payroll Deduction Periods shall continue as described in this Section 2(z). Each Payroll Deduction Period shall be subject to adjustment as provided in Section 4(b).
aa)    “Pre-Clearance Insider” shall have the meaning set forth in the Insider Trading Policy.
bb)    “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
cc)    “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.
dd)    “Trading Window” shall have the meaning set forth in the Insider Trading Policy.
3.Eligibility.
(a)First Offering Date. Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for 30 days preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.
(b)Subsequent Offering Dates. Any individual who is an Employee as of the first Offering Date to occur in a given calendar month (the “First Eligible Offering Date”) and has been employed by the Company or any Subsidiary (or any predecessor) for thirty (30) days preceding the first day of the calendar month in which the First Eligible Offering Date occurs, shall be eligible to become a Participant as of the First Eligible Offering Date. For example, subject to the limitations set forth in Section 5(c), an individual that first became an Employee on January 22, 2021 would be eligible to become a Participant on the Offering Date occurring on March 11, 2021, provided that the individual remained an Employee on March 11, 2021.
4.Offering Periods.
(a)In General. The Plan shall generally be implemented by a series of Offering Periods the first of which shall begin on January 1, 2021. The duration of any Offering Period shall be subject to adjustment as provided in Section 4(b).
(b)Changes by Committee.
i.The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods and the corresponding Payroll Deduction Periods with respect to future offerings if such change is announced at least one (1) calendar day prior to the scheduled beginning of the first Offering Period to be affected.
ii.The Committee may shorten the duration of any Offering Period and the corresponding Payroll Deduction Period then in progress by requiring that the Offering Period end immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least one (1) calendar day prior to the Trading Day on which the Committee proposes that the Offering Period terminate.
iii.If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (A) terminate any Offering Period and corresponding Payroll Deduction Period that is then ongoing immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day); (B) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (C) terminate any ongoing Offering Period and corresponding Payroll Deduction Period at any time and refund any contributions to the applicable Participants.
5.Participation.
(a)Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company. For the Offering Period that begins on January 1, 2021, the deadline for filing the enrollment agreement with the Company shall be December 31, 2020. For all Offering Periods that begin on or after January 14, 2021, the enrollment agreement shall be effective as of the first Offering Period that begins after the date the Company receives the enrollment agreement, provided that the Company received the enrollment agreement on or before the sixth (6rd) calendar day (a Friday) preceding the Entry Date of the Offering Period to which such enrollment agreement relates, unless a different time for filing the enrollment agreement is set by the Company for all eligible Employees with respect to a given Offering Period. For example, the deadline for completing and filing the enrollment form for the Offering Period beginning February 11, 2021 would be February 5, 2021.
(b)Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.
(c)Certain Limitations on Participation. Notwithstanding anything to the contrary set forth in this Plan, no Employee that is otherwise eligible to elect to become a Participant may do so if such Employee has knowledge of any MNPI at the time such Employee files the enrollment agreement with the Company; provided, further, that an Employee who is otherwise eligible to elect to become a Participant and who is a Pre-Clearance Insider, may do so only during a Trading Window and only if such Employee has pre-cleared such election with the Company’s General Counsel in accordance with the Insider Trading Policy.
6.Plan Contributions.
(a)Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions or by direct after-tax contributions to the Plan. The direct after-tax contributions to the Plan shall be made in accordance with Section 6(g) and at such other times and subject to such terms and conditions as the Committee may in its discretion determine. All direct after-tax contributions to the Plan shall be made in a manner consistent with the provisions of the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.
(b)Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the Payroll Deduction Period with respect to a given Offering Period that he or she is a Participant in an amount (i) not less than 1% and not more than 15% of the Participant's Compensation on each payroll date during the Payroll

Deduction Period, or (ii) denominated in dollars of not less than $5 and not more than $500 of the Participant's Compensation on each payroll date during the Payroll Deduction Period. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.), or a whole dollar amount, as applicable, of the Participant’s Compensation.
(c)Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll date that occurs within the Payroll Deduction Period for the applicable Offering Period with respect to which the Participant files an enrollment agreement in accordance with Section 5.
(d)Automatic Continuation of Payroll Deductions. Once a Participant enrolls in an Offering Period, or if the Participant elects changes in accordance with Sections 6(e) or 6(f), such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Periods (and, for purposes of such succeeding Offering Periods the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Periods as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Periods.
(e)Change of Payroll Deduction Election Prior to Payroll Deduction Period. A Participant may decrease or increase the rate or amount of his or her payroll deductions applicable to a future Payroll Deduction Period with respect to a given Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that no Participant may change the rate or amount of such Participant’s payroll deductions if the Participant has knowledge of any MNPI at the time the Participant files the new enrollment agreement with the Company; provided, further, that a Participant who is a Pre-Clearance Insider may effect any such change only during a Trading Window and if such Participant has pre-cleared such change with the Company’s General Counsel in accordance with the Insider Trading Policy. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate or amount of payroll deductions shall be effective as of the first Payroll Deduction Period that begins after the date the Company receives the new enrollment agreement, provided that the Company received the new enrollment agreement on or before the third (3rd) calendar day (a Friday) preceding the first day of the Payroll Deduction Period to which such new enrollment agreement relates. For example, the deadline for completing and filing the new enrollment form for the Payroll Deduction Period beginning Monday, January 25, 2021 would be Friday, January 22, 2021. A Participant may not change the rate or amount of his or her payroll deductions with respect to any Payroll Deduction Period that is ongoing at the time the Company receives the new enrollment agreement.
(f)Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant's payroll deductions may be decreased, including to zero dollars or 0% of the Participant’s Compensation, as applicable, at such time during any Payroll Deduction Period with respect to any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate or amount provided in the Participant’s enrollment agreement at the beginning of the Payroll Deduction Period that applies to the first Offering Period which is scheduled to begin in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).
(g)Contribution by Direct Payment. A Participant may make a direct after-tax contribution to the Plan that shall be added to the balance of his or her Plan Contributions during the Payroll Deduction Period with respect to a given Offering Period; provided, that no Participant may make such a contribution while in possession of MNPI, and provided further that a Participant who is a Pre-Clearance Insider may make such a contribution only during a Trading Window and if such Participant has pre-cleared such contribution with the Company’s General Counsel in accordance with the Insider Trading Policy. Direct after-tax contributions that are received by the Company shall be applied to the first Payroll Deduction Period that begins after the date the Company receives the after-tax contribution, provided that the Company received the after-tax contribution on or before the third (3rd) calendar day (a Friday) preceding the first day of the Payroll Deduction Period to which such after-tax contribution shall apply. For example, the deadline for making a direct after-tax contribution applicable to the Payroll Deduction Period beginning Monday, January 25, 2021 would be Friday, January 22, 2021.
7.Grant of Option.
(a)Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Offering Period shall be 5,000 shares.
(b)Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c)Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(d)Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitations set forth in this Section 7(d) shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.
(e)No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
8.Exercise of Options.
(a)Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full and partial shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period in which such Exercise Date occurs. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.
(b)Carryover of Excess Contributions. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account and be added to the Plan Contributions accumulated during the next Payroll Contribution Period that is applicable to the next Offering Period, unless the Participant timely withdraws from participation in the Plan. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is sufficient to purchase one or more full shares of Common Stock shall be distributed automatically to the Participant.
9.Issuance of Shares.
(a)Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures. Unless otherwise permitted by the Committee, based upon rules and procedures that are uniformly applied to all Participants, all shares purchased upon exercise of the Participant’s option that are delivered to a custodial account held by a custodian appointed by the Company for the benefit of the Participant shall not be eligible for transfer out of the custodial account held by a custodian appointed by the Company for the benefit of the Participant, until the later of (i) the two-year anniversary of the Offering Date on which the Participant’s option to purchase such shares was granted, and (ii) the one-year anniversary of the Exercise Date on which the Participant purchased the shares, unless the transfer would be considered a “disposition of stock” for purposes of Section 423 of the Code, which generally includes any sale, exchange, gift, or any transfer of legal title of the shares other than transfers to the Participant’s estate or by bequest or inheritance, certain tax-free exchanges, a mere pledge or hypothecation, or a transfer to the Participant’s spouse or incident to divorce (as described in Section 1041(a) of the Code).
(b)Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.
(c)Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed. In accordance with the foregoing sentence, no options shall be exercised, and no shares shall be purchased, on June 30, 2015, or any other Exercise Date, unless a Form S-8 for the Plan has been filed and is fully effective in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, on the applicable Exercise Date. Any Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period and held by the Company on any Exercise Date for which purchases may not be made pursuant to the preceding sentence shall be returned to the Participants who made those Plan Contributions as soon as administratively practicable after the applicable Exercise Date.
(d)Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.
10.Participant Accounts.
(a)Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his or her Plan Contributions during the Payroll Deduction Period with respect to a given Offering Period, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s or a Designated Subsidiary’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company or a Designated Subsidiary may be used by the Company or a Designated Subsidiary for any corporate purpose, and neither the Company nor a Designated Subsidiary shall be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.
(b)Withdrawal of Account Balance Following Exercise Date. Any portion of the Plan Contributions accumulated during a Payroll Contribution Period applicable to a given Offering Period, which remains after the purchase of shares by the Participant on an Exercise Date and is sufficient to purchase one or more full shares of Common Stock shall be distributed automatically to the Participant as soon as administratively practicable following such Exercise Date.
11.Designation of Beneficiary.
(a)Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.
(b)Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).
13.Withdrawal; Termination of Employment.
(a)Withdrawal. A Participant may withdraw from participation in future Offering Periods under the Plan by giving written notice to the Company. Except as otherwise determined by the Committee under rules applicable to all Participants, the Plan withdrawal shall be effective as of the first Offering Period that begins after the date the Company receives the Participant’s written notice of withdrawal, provided that the Company received the Participant’s written notice of withdrawal on or before the sixth (6th) calendar day (a Friday) preceding the first day of the Offering Period to which the Participant’s written notice of withdrawal relates. For example, the deadline for completing and filing the Participant’s written notice of withdrawal for the Offering Period beginning Thursday, January 28, 2021 would be Friday, January 22, 2021. Payroll deductions, if any have been authorized, shall cease with respect to the Payroll Deduction Period applicable to the Offering Period to which the Participant’s written notice of withdrawal relates and is effective and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and Section 13(b).
(b)Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall be eligible to participate in the Plan again by submitting a new enrollment agreement in accordance with Section 5(a); provided, that if a Participant makes frequent withdrawals and re-entries into the Plan, such

Participant may be made ineligible, by the Committee in its sole and absolute discretion, to participate in the Plan for a period of time to the extent necessary to comply with applicable requirements under the Exchange Act, including without limitation Rule 10b5-1.
(c)Termination of Employment. If a Participant’s Continuous Status as an Employee terminates during an Offering Period for any reason, including retirement or death, the maximum number of full and partial shares subject to the option granted to the Participant on the Entry Date of the Offering Period in which the Participant’s Continuous Status as an Employee terminates shall be purchased for the Participant at the applicable Exercise Price with the Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period in which Participant’s Continuous Status as an Employee terminates. Notwithstanding the foregoing, any Plan Contributions credited to the Participant’s account during the Payroll Deduction Period with respect to an Offering Period that follows the Offering Period in which the Participant’s Continuous Status as an Employee terminates shall be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate. For example, if a Participant’s Continuous Status as an Employee terminates on February 9, 2021, (i) the Participant’s Plan Contributions accumulated during the Payroll Contribution Period applicable to the Offering Period beginning Thursday, January 28, 2021 and ending Wednesday, February 10, 2021 shall be used to purchase shares on the February 10, 2021 Exercise Date, and (ii) the Participant’s Plan Contributions, if any, accumulated during the Payroll Contribution Period applicable to the Offering Period beginning Thursday, February 11, 2021 and ending Wednesday, February 24, 2021 shall be returned to the Participant or, in the case of death, to the Participant’s beneficiary.
14.Common Stock Available under the Plan.
(a)Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 2,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.
(b)Adjustments Upon Changes in Capitalization; Corporate Transactions.
i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.
ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.
iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least one (1) calendar day prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.
iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. Fractional shares of Common Stock may be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15.Administration.
(a)Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.
(b)Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
16.Amendment, Suspension, and Termination of the Plan.
(a)Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment. The Committee is permitted to allocate and delegate its authority to amend the Plan to certain other person or persons that it deems appropriate, subject to any limitations as the Committee may provide.
(b)Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least one (1) calendar day prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Exercise Date; provided further, that the Board or Committee provides notice to the Participants at least one (1) calendar day prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. The Plan shall resume its normal operation upon termination of a suspension period.
(c)Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:
i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;
ii. such date as is determined by the Board in its discretion; or
iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Restatement Effective Date.
In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.
17.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
18.Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.
19.No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.
20.Applicable Law. The internal laws of the State of Florida shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.
21.Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
22.Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.